UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 28, 2018

Churchill Downs Incorporated
(Exact name of registrant as specified in its charter)

Kentucky (State of incorporation)	001-33998 (Commission file number)	61-0156015 (IRS Employer Identification No.)

600 North Hurstbourne Parkway, Suite 400, Louisville, Kentucky 40222
(Address of principal executive offices)
(Zip Code)

(502) 636-4400
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                             ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2018, Churchill Downs Incorporated (the "Company") announced that Craig J. Duchossois, Robert L. Evans, and G. Watts Humphrey will not stand for reelection at the Company's 2018 Annual Meeting of Shareholders ("2018 Annual Meeting") on April 24, 2018. Mr. Humphrey will continue to serve as Chairman of the Board through April 23, 2018 and the Board of Directors (the "Board") has named R. Alex Rankin as Chairman of the Board effective April 24, 2018.
Upon the recommendation of the Nominating and Governance Committee, the Board also approved the nomination of Karole F. Lloyd as a Class I Director for election at the 2018 Annual Meeting, to serve a term of three (3) years, expiring at the 2021 Annual Meeting of Shareholders.
The Board also approved the nomination of William C. Carstanjen, Chief Executive Officer and Director of the Company, to join Ms. Lloyd for election as a Class I Director at the 2018 Annual Meeting in order to balance the number of Directors more equally among the three classes in accordance with the Company's organizational documents. Mr. Carstanjen would serve a term of three (3) years, expiring at the 2021 Annual Meeting of Shareholders. Mr. Carstanjen is currently a Class II Director, with a term that would otherwise expire in 2019.
A copy of the press release announcing the above is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.
(d)    Exhibits
99.1 Press Release dated February 28, 2018 issued by Churchill Downs Incorporated.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCHILL DOWNS INCORPORATED

Date: February 28, 2018	By:	/s/ Bradley K. Blackwell
	Name:	Bradley K. Blackwell
	Title:	Senior Vice President, General Counsel and Secretary